                                  EXHIBIT (h)
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                                                             [KL Draft 2/20/96]


                                   5,000,000

                             SHARES OF COMMON STOCK

                         SHERRY LANE GROWTH FUND, INC.

                             UNDERWRITING AGREEMENT


                                                             Tulsa, Oklahoma
                                                          __________  ___, 1996



RAS Securities Corp.
2 Broadway
New York, New York 10004

Ladies and Gentlemen:

         Sherry Lane Growth Fund, Inc., a Delaware corporation (the "Company") proposes to offer and sell to the public up to 5,000,000 shares of the Company's common stock, $.01 par value per share (the "Shares"), subject to the terms and conditions herein stated. The Shares are more fully described in the Registration Statement and the Prospectus referred to below. The Company hereby appoints RAS Securities Corp. (the "Underwriter") as its exclusive agent, on a best efforts basis, to sell the Shares, on behalf of the Company subject to the terms and conditions herein stated.

         Sherry Lane Capital Advisors, Inc., a Delaware corporation (the "Adviser"), will act as investment adviser for the Company pursuant to an investment advisory agreement (the "Investment Advisory Agreement"), dated September 21, 1995, between the Company and the Adviser.

           1. Representations and Warranties. (a) The Company and the Adviser each, jointly and severally, represent and warrant to, and agree with, the Underwriter, as of the date hereof, and as of the Closing Date (hereinafter defined), as follows:

              (i) The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") a registration statement, and an amendment or amendments thereto, on Form N-2 (No. 33-96108), including any related preliminary prospectus

("Preliminary Prospectus"), for the registration of the Shares under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended (collectively, the "Acts"), which registration statement and amendment or amendments have been prepared by the Company in conformity with the requirements of the Acts, and the Rules and Regulations of the Commission thereunder. The Company will promptly file a further amendment to said registration statement in the form heretofore delivered to the Underwriter and will not file any other amendment thereto to which the Underwriter shall have objected in writing after having been furnished with a copy thereof. Except as the context may otherwise require, such registration statement, as amended, on file with the Commission at the time the registration statement becomes effective (including the prospectus, financial statements, schedules, exhibits and all other documents filed as a part thereof or incorporated therein (including, but not limited to those documents or information incorporated by reference therein) and all information deemed to be a part thereof as of such time pursuant to paragraph (b) of Rule 430(A) of the rules and regulations), is hereinafter called the "Registration Statement", and the form of prospectus in the form first filed with the Commission pursuant to Rule 497 of the rules and regulations, is hereinafter called the "Prospectus." For purposes hereof, "Rules and Regulations" mean the rules and regulations adopted by the Commission under either the Securities Act of 1933, as amended (the "Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Investment Company Act of 1940, as amended (the "1940 Act") or the Investment Advisers Act of 1940, as amended (the "Advisers Act"), as applicable.

             (ii) Neither the Commission nor any state regulatory authority has issued any order preventing or suspending the use of any Preliminary Prospectus, the Registration Statement or Prospectus or any part of any thereof and no proceedings for a stop order suspending the effectiveness of the Registration Statement or any of the Company's securities have been instituted or are pending or threatened. Each of the Preliminary Prospectus, the Registration Statement and Prospectus at the time of filing thereof conformed with the requirements of the Acts and the Rules and Regulations, and none of the Preliminary Prospectus, the Registration Statement or Prospectus at the time of filing thereof contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein and necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that this representation and warranty does not apply to statements made in reliance upon and in conformity with written information furnished to the Company with respect to the Underwriter by or on behalf of the Underwriter expressly for use in such Preliminary Prospectus, Registration Statement or Prospectus. The Company and the Adviser acknowledge that the only such information so furnished by the Underwriter is the paragraph relating to stabilization on the inside front cover page of the Prospectus and the statements under the caption "Underwriting" in the Prospectus.

            (iii) When the Registration Statement becomes effective and at all times subsequent thereto up to the Closing Date and during such longer period as the Prospectus may be required to be delivered in connection with sales by the Underwriter or a dealer, the Registration Statement and the Prospectus will contain all statements which are required to be stated therein in accordance with the Acts and the Rules and Regulations, and will conform to



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the requirements of the Acts and the Rules and Regulations; neither the
Registration Statement nor the Prospectus, nor any amendment or supplement thereto, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided, however, that this representation and warranty does not apply to statements made or statements omitted in reliance upon and in conformity with information furnished to the Company in writing by or on behalf of the Underwriter (as set forth in paragraph 1(a)(ii) hereof) expressly for use in the Preliminary Prospectus, Registration Statement or Prospectus or any amendment thereof or supplement thereto.

             (iv) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware. The Company does not own an interest in any corporation, partnership, trust, joint venture or other business entity. The Company is not qualified as a foreign corporation in any jurisdiction, there being no jurisdiction in which failure to so qualify would have a material adverse effect upon the Company. The Company has all requisite power and authority (corporate and other), and has obtained any and all necessary authorizations, approvals, orders, licenses, certificates, franchises and permits of and from all governmental or regulatory officials and bodies (including, without limitation, those having jurisdiction over environmental or similar matters), materially necessary to own or lease its properties and conduct its business as described in the Prospectus; the Company is and has been doing business in compliance with all such authorizations, approvals, orders, licenses, certificates, franchises and permits and all federal, state, local and foreign laws, rules and regulations, except where the failure to so comply does not and will not have a material adverse effect on the Company; and the Company has not received any notice of proceedings relating to the revocation or modification of any such authorization, approval, order, license, certificate, franchise, or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the condition, financial or otherwise, or the earnings, position, prospects, value, operation, properties, business or results of operations of the Company. The disclosures in the Registration Statement concerning the effects of federal, state, local, and foreign laws, rules and regulations on the Company's business as currently conducted and as contemplated are correct in all material respects and do not omit to state a material fact necessary to make the statements contained therein not misleading in light of the circumstances in which they were made.

              (v) The Company has a duly authorized, issued and outstanding capitalization as set forth in the Prospectus, and will have the adjusted capitalization set forth therein on the Closing Date based upon the assumptions set forth therein, and the Company is not a party to or bound by any instrument, agreement or other arrangement providing for it to issue any capital stock, rights, warrants, options or other securities, except for this Agreement and as described in the Prospectus. The Securities and all other securities issued or issuable by the Company conform or, when issued and paid for, will conform, in all respects to all statements with respect thereto contained in the Registration Statement and the Prospectus. All issued and outstanding securities of the Company have been duly authorized and validly issued and are fully paid and non-assessable and the holders thereof have no rights of rescission with respect thereto, and are not subject to personal liability under the laws of the State of Delaware as currently in effect by reason of being such holders; and none of such securities were issued in violation of the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company. The Shares are not and will not be subject to any preemptive or other similar rights of any stockholder, have been duly authorized and, when issued, paid for and delivered in accordance with the terms hereof, will be validly issued, fully paid and non-assessable and will conform to the description thereof contained in the Prospectus; the holders thereof will not be subject to any liability under the laws of the State of Delaware as currently in effect solely as such holders; all corporate action required to be taken for the authorization, issue and sale of the Shares has been duly and validly taken; and the certificates representing the Shares will be in due and proper form. Upon the issuance and delivery pursuant to the terms hereof of the Securities to be sold by the Company hereunder or the Underwriter, as the case may be, will acquire good and marketable title to such Shares free and clear of any lien, charge, claim, encumbrance, pledge, security interest defect or other restriction or equity of any kind whatsoever (except those arising out of acts of or claims against the Underwriter).

             (vi) The financial statements of the Company together with the related notes and schedules thereto, included in the Registration Statement, each Preliminary Prospectus and the Prospectus fairly present the financial position, changes in cash flow, changes in stockholders' equity and the results of operations of the Company at the respective dates and for the respective periods to which they apply and such financial statements have been prepared in conformity with generally accepted accounting principles and the Rules and Regulations, consistently applied throughout the periods involved. There has been no material adverse change or development involving a material prospective change in the condition, financial or otherwise, or net assets of the Company or in the management, capital stock, investment objectives, investment policies, earnings, liabilities, business affairs or business prospects of the Company whether or not arising in the ordinary course of business, since the date of the financial statements included in the Registration Statement and the Prospectus.

            (vii) The Company (A) has paid all federal, state, local, and foreign taxes for which it is liable, including, but not limited to, withholding taxes and amounts payable under Chapters 21 through 24 of the Internal Revenue Code of 1986, as amended (the "Code"), and has furnished all information returns it is required to furnish pursuant to the Code, (B) has established adequate reserves for such taxes which are not due and payable, and
(C) does not have any tax deficiency or claims outstanding, proposed or assessed against it.

           (viii) No transfer tax, stamp duty or other similar tax is payable by or on behalf of the Underwriter in connection with (A) the issuance by the Company of the Securities, (B) the purchase by the Underwriter of the Securities from the Company, (C) the consummation by the Company of any of its obligations under this Agreement, or (D) resales of the Securities in connection with the distribution contemplated hereby.



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             (ix)    The Company maintains insurance policies, including, but
not limited to, general liability and property insurance, which insures the Company and its employees, against such losses and risks generally insured against by comparable businesses. The Company (A) has not failed to give notice or present any insurance claim with respect to any matter, including but not limited to the Company's business, property or employees, under the insurance policy or surety bond in a due and timely manner, (B) does not have any disputes or claims against any underwriter of such insurance policies or surety bonds or has not failed to pay any premiums due and payable thereunder, or (C) has not failed to comply with all conditions contained in such insurance policies and surety bonds. There are no facts or circumstances under any such insurance policy or surety bond which would relieve any insurer of its obligation to satisfy in full any valid claim of the Company.

              (x) There is no action, suit, proceeding, inquiry, arbitration, investigation, litigation or governmental proceeding (including, without limitation, those having jurisdiction over environmental or similar matters), domestic or foreign, pending or threatened against (or circumstances that may give rise to the same), or involving the properties or business of the Company which (A) questions the validity of the capital stock of the Company, this Agreement, the Investment Advisory Agreement (as defined herein), or of any action taken or to be taken by the Company pursuant to or in connection with this Agreement or the Investment Advisory Agreement, (B) is required to be disclosed in the Registration Statement which is not so disclosed (and such proceedings as are summarized in the Registration Statement are accurately summarized in all material respects), or (C) if adversely determined, might materially and adversely affect the condition, financial or otherwise, or the business affairs or business prospects, earnings, liabilities, prospects, stockholders' equity, value, properties, business or assets of the Company.

             (xi) The Company has full legal right, power and authority to authorize, issue, deliver and sell the Shares, enter into this Agreement and the Investment Advisory Agreement and to consummate the transactions provided for in such agreements; and this Agreement and the Investment Advisory Agreement have each been duly and properly authorized, executed and delivered by the Company. Each of this Agreement and the Investment Advisory Agreement constitutes a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, and none of the Company's issue and sale of the Shares, execution or delivery of this Agreement and the Investment Advisory Agreement, its performance hereunder and thereunder, its consummation of the transactions contemplated herein and therein, or the conduct of its business as described in the Registration Statement, the Prospectus, and any amendments or supplements thereto, conflicts with or will conflict with or results or will result in any breach or violation of any of the terms or provisions of, or constitutes or will constitute a default under, or result in the creation or imposition of any lien, charge, claim, encumbrance, pledge, security interest, defect or other restriction or equity of any kind whatsoever upon, any property or assets (tangible or intangible) of the Company pursuant to the terms of, (A) the certificate of incorporation or by-laws of the Company, (B) any license, contract, indenture, mortgage, deed of trust, voting trust agreement, stockholders agreement, note, loan or credit agreement or any other agreement or instrument to which the Company is a party or by which it is or may be bound or to which its properties or assets (tangible or intangible) is or may be subject, or any indebtedness, or (C) any statute, judgment, decree, order, rule or regulation applicable to the Company of any arbitrator, court, regulatory body or administrative agency or other governmental agency or body (including, without limitation, those having jurisdiction over environmental or similar matters), domestic or foreign, having jurisdiction over the Company or any of its activities or properties, in each case except for conflicts, breaches, violations, defaults, creations or impositions which do not and would not have a material adverse effect on the Company.

            (xii) Except as described in the Prospectus, no consent, approval, authorization or order of, and no filing with, any court, regulatory body, government agency or other body, domestic or foreign, is required for the issuance of the Shares pursuant to the Prospectus and the Registration Statement, and the transactions contemplated hereby and thereby, including without limitation, any waiver of any preemptive, first refusal or other rights that any entity or person may have for the issue and/or sale of any of the Shares, except such as have been or may be obtained under the Acts or may be required under state securities or Blue Sky laws in connection with the Underwriter's purchase and distribution of the Shares, to be sold by the Company hereunder.

           (xiii) All executed agreements, contracts or other documents or copies of executed agreements, contracts or other documents filed as exhibits to the Registration Statement to which the Company is a party or by which it may be bound or to which its assets, properties or business may be subject have been duly and validly authorized, executed and delivered by the Company and constitute the legal, valid and binding agreements of the Company, enforceable against the Company, in accordance with their respective terms. The descriptions in the Registration Statement of agreements, contracts and other documents are accurate and fairly present the information required to be shown with respect thereto by Form N-2, and there are no contracts or other documents which are required by the Acts to be described in the Registration Statement or filed as exhibits to the Registration Statement which are not described or filed as required, and the exhibits which have been filed are complete and correct copies of the documents of which they purport to be copies.

            (xiv) Subsequent to the respective dates as of which information is set forth in the Registration Statement and Prospectus, and except as may otherwise be indicated or contemplated herein or therein, the Company has not
(A) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money, (B) entered into any transaction other than in the ordinary course of business, or (C) declared or paid any dividend or made any other distribution on or in respect of its capital stock of any class, and there has not been any change in the capital stock, or any change in the debt (long or short term) or liabilities or material adverse change in or affecting the business affairs or prospects, management, stockholders' equity, properties, business or assets of the Company.




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
             (xv) No default exists in the due performance and observance of any term, covenant or condition of any license, contract, indenture, mortgage, installment sale agreement, lease, deed of trust, voting trust agreement, stockholders agreement, partnership agreement, note, loan or credit agreement, purchase order, or any other material agreement or instrument evidencing an obligation for borrowed money, or any other material agreement or instrument to which the Company is a party or by which the Company may be bound or to which the property or assets (tangible or intangible) of the Company is subject or affected, which default would have a material adverse effect on the Company.

                 (xvi) Neither the Company, the Adviser, nor any of their respective employees, directors, stockholders, partners, or affiliates (within the meaning of the Rules and Regulations) of any of the foregoing has taken or will take, directly or indirectly, any action designed to or which has constituted or which might be expected to cause or result in, under the Exchange Act, or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or otherwise.

           (xvii) The Company has good and marketable title to, or valid and enforceable leasehold estates in, all items of real and personal property stated in the Prospectus, to be owned or leased by it free and clear of all liens, charges, claims, encumbrances, pledges, security interests, defects, or other restrictions or equities of any kind whatsoever, other than those referred to in the Prospectus and liens for taxes not yet due and payable.

          (xviii)    KPMG Peat Marwick LLP, whose report is filed with the
Commission as a part of the Registration Statement, are independent certified public accountants as required by the Acts and the Rules and Regulations.

            (xix) There are no claims, payments, issuances, arrangements or understandings, whether oral or written, for services in the nature of a finder's or origination fee with respect to the sale of the Shares hereunder or any other arrangements, agreements, understandings, payments or issuance with respect to the Company, or any of its officers, directors, stockholders, partners, employees or affiliates that may affect the Underwriter's compensation, as determined by the National Association of Securities Dealers, Inc. ("NASD").

             (xx) Neither the Company, nor any of its officers, employees, agents or any other person acting on behalf of the Company has, directly or indirectly, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, or official or employee of any governmental agency (domestic or foreign) or instrumentality of any government (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other person who was, is, or may be in a position to help or hinder the business of the Company (or assist the Company in connection with any actual or proposed transaction) which (A) might subject the Company, or any other such person to any damage or penalty in any civil, criminal or governmental litigation or proceeding (domestic or foreign), (B) if not given in the past, might have had a materially adverse effect on the assets, business or operations of the Company, or (C) if not continued in the future, might adversely affect the assets, business, operations or prospects of the Company.

            (xxi) Except as set forth in the Prospectus, no officer, director, or stockholder of the Company, or any "affiliate" or "associate" (as these terms are defined in Rule 405 promulgated under the Rules and Regulations) of any of the foregoing persons or entities has or has had, either directly or indirectly, (A) an interest in any person or entity which (1) furnishes or sells services or products which are furnished or sold or are proposed to be furnished or sold by the Company, or (2) purchases from or sells or furnishes to the Company any goods or services, or (B) a beneficiary interest in any contract or agreement to which the Company is a party or by which it may be bound or affected. Except as set forth in the Prospectus under "Certain Transactions," there are no existing agreements, arrangements, understandings or transactions, or proposed agreements, arrangements, understandings or transactions between or among the Company, and any officer or director of the Company, or any partner, affiliate or associate of any of the foregoing persons or entities.

           (xxii) Any certificate signed by any officer of the Company and delivered to the Underwriter or to Underwriter's Counsel (as defined herein) shall be deemed a representation and warranty by the Company to the Underwriter as to the matters covered thereby.

          (xxiii)    The minute books of the Company have been made available
to the Underwriter and contain a complete summary of all meetings and actions of the directors and stockholders of the Company, since the time of its incorporation, and reflect all transactions referred to in such minutes accurately in all material respects.

           (xxiv) Except and to the extent described in the Prospectus, no holders of any securities of the Company have the right to include any securities issued by the Company in the Registration Statement or any registration statement to be filed by the Company or to require the Company to file a registration statement under the Acts and no person or entity holds any anti-dilution rights with respect to any securities of the Company.

            (xxv) The rules adopted by the Commission concerning "blank check" and "blind pool" offerings are not applicable to the Company's offering of the Shares.

           (xxvi) The Company has entered into the Investment Advisory Agreement substantially in the form filed as Exhibit 10.2 to the Registration Statement with the Adviser in form and substance satisfactory to the Underwriter (the "Investment Advisory Agreement"). The Investment Advisory Agreement has been duly and validly authorized by the Company and, assuming due execution by the parties thereto other than the Company, constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms.

           (xxvii)   The Company is registered with the Commission under the
1940 Act as a closed-end, non-diversified investment company. The Company is, and at all times through the Closing Date, as hereinafter defined, will be, in compliance with the terms and provisions of the Acts in all material respects. No person is serving or acting as an officer or director of, or investment adviser to, the Company except in accordance with the provisions of the 1940 Act, the Advisers Act, and the Rules and Regulations thereunder.

           (b)   The Adviser represents to the Underwriter as follows:

              (i) The Adviser (A) is duly registered as an investment adviser under the Advisers Act and (B) is not prohibited by the Advisers Act, the 1940 Act, or the Rules and Regulations thereunder from acting as investment adviser for the Company as contemplated under the Investment Advisory Agreement.

             (ii) The Adviser has been duly organized and is validly existing as a corporation in good standing under the laws of Delaware, with full power and authority, to own or lease all assets owned or leased by it and to conduct its business as described in the Registration Statement and Prospectus, and is duly licensed or qualified as a foreign entity and in good standing in each other jurisdiction in which its ownership of property or the conduct of its business requires such qualification or license and owns, possesses, or has obtained and currently maintains all material governmental licenses, permits, consents, orders, approvals and authorizations (collectively, the "Authorizations"), whether foreign or domestic, necessary to carry on its business as contemplated in the Prospectus, except where the failure to be so licensed or qualified or obtaining such Authorizations would not have a material adverse effect on the Adviser.

            (iii) Each of this Agreement and the Investment Advisory Agreement has been duly and validly authorized, executed and delivered by the Adviser and the Investment Advisory Agreement complies with the all applicable provisions of the 1940 Act, the Advisers Act, and the Rules and Regulations thereunder, as the case may be, and, assuming due authorization, execution and delivery by the other parties thereto, each of this Agreement and the Investment Advisory Agreement constitutes a legal, valid and binding obligation of the Adviser, enforceable in accordance with its terms, subject, as to enforcement, to applicable bankruptcy, fraudulent transfer, moratorium, reorganization, insolvency or other similar laws relating to or affecting creditors' rights generally and to general equitable principles, except, with respect to this Agreement, as rights to indemnity and contribution thereunder may be limited by U.S. federal or state securities laws.

             (iv) No consent, approval, authorization or order (each, a "Consent"), of any court or governmental agency or body or securities exchange or securities association having jurisdiction over the Adviser, whether foreign or domestic, is required to be obtained by the Adviser for the consummation by the Adviser of the transactions contemplated in, or the performance by the Adviser of its obligations under, this Agreement or the Financial Advisory, Agreement, except (A) for any consent required pursuant to state or foreign securities or "blue sky" laws and (B) such as have been obtained under the 1940 Act, the Advisers Act, and the Rules and Regulations thereunder.

              (v) Neither the execution and delivery by the Adviser of this Agreement or the Investment Advisory Agreement, nor the performance by the Adviser of its obligations under such agreements or the consummation by the Adviser of the transactions contemplated by such agreements, conflicts or will conflict with, or results or will result in any breach or violation of any of the terms or provisions of, or constitutes or will constitute a default under, or result in the creation or imposition of any lien, charge, claim, encumbrance, pledge, security interest, defect or other restriction or equity of any kind whatsoever upon, any property or assets (tangible or intangible) of the Adviser pursuant to the terms of, (A) the certificate of incorporation or by-laws of the Adviser, (B) any license, contract, indenture, mortgage, deed of trust, voting trust agreement, stockholders agreement, note, loan or credit agreement or any other agreement or instrument to which the Adviser is a party or by which it is or may be bound or to which its properties or assets (tangible or intangible) is or may be subject, or any indebtedness, or (C) any statute, judgment, decree, order, rule or regulation applicable to the Adviser of any arbitrator, court, regulatory body or administrative agency or other governmental agency or body (including, without limitation, those having jurisdiction over environmental or similar matters), domestic or foreign, having jurisdiction over the Adviser or any of its activities or properties, in each case except for conflicts, breaches, violations, defaults, creations or impositions which do not and would not have a material adverse effect on the Adviser.

             (vi) The description of the Adviser in the Registration Statement and the Prospectus complies with the requirements of the Acts and the Rules and Regulations and does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

            (vii) There is no action, suit or providing before or by any court or governmental agency or body, foreign or domestic, now pending or, to the knowledge of the Adviser, threatened against the Adviser of a nature required to be disclosed in the Registration Statement or the Prospectus (other than as may be disclosed therein) that might result in any material adverse change in the condition, financial or otherwise, or business affairs of the Adviser or the ability of the Adviser to perform its obligations hereunder or under the Investment Advisory Agreement, as the case may be.

           (viii) The information with respect to the prior performance of Davis Venture Partners I, Alliance Business Investment Company, and Allied Bancshares Capital Corporation, included in the Registration Statement and the Prospectus, presents fairly and accurately the information set forth therein for the periods specified and complies as to form and content in all material respects with the requirements of the Acts and the Rules and Regulations.

             (ix) Any certificate signed by any officer of the Adviser and delivered to the Underwriter or to Underwriter' counsel (as defined herein) shall be deemed a representation and warranty by the Company to the Underwriter as to the matters covered thereby.

           2.    Purchase, Sale and Delivery of the Securities.   (a)   The
Company and the Underwriter hereby mutually agree as follows:

           (i) The Company hereby appoints the Underwriter as its exclusive agent ("Agent") to sell for its account up to 5,000,000 Shares ; provided, that the Company reserves the right to reject any prospective purchaser. The Underwriter hereby agrees to use its best efforts as such Agent, promptly following the receipt of notice (thereafter confirmed in writing) of the effective date of the Registration Statement, to sell the Shares, for the account and risk of the Company, subject to the terms, provisions, and conditions set forth herein and in the Prospectus and the Registration Statement. The retention of the Agent hereunder shall terminate on the Closing Date (as hereinafter defined); provided, however, that if the Underwriter does not sell a minimum of [__________] Shares within [___] days from the effective date of the Registration Statement (which period may be extended for an additional period of up to [___] days upon the mutual consent of the Company and the Underwriter) (the "Effective Period"), the retention hereunder shall terminate.

           (ii) The Underwriter may use the services of other brokers or dealers who are members in good standing of the National Association of Securities Dealers, Inc. and who are registered or qualified under all applicable blue-sky laws in connection with the offer and sale of the Shares (hereinafter referred to as "Selected Dealer"). The Underwriter's agreement with any Selected Dealer shall be subject to the Company's approval, which approval will not be unreasonably withheld, and shall be substantially in the form of the Selected Dealer's Agreement attached hereto as Exhibit A. The Underwriter shall have the right to allow such brokers or dealers, if any, such concessions out of the commissions to be received by the Underwriter as the Underwriter may determine.

           (iii) In the event that a minimum of [____________] Shares shall not be sold within the Effective Period, the Company and the Underwriter shall cause Continental Stock Transfer & Company (the "Escrow Agent"), under the form of Escrow Agreement attached hereto as Exhibit B, to refund, to all persons who have subscribed for any of the Shares the full amount, without interest or deduction for commissions and expenses, which may have been received from such subscribers by the Underwriter and deposited by it with the Escrow Agent. Appropriate arrangements for placing the funds received on the sale of the Shares in escrow shall be made prior to the commencement of the offering hereunder, with provision for refund to the purchasers as set forth in this Subsection 2(a)(iii), and for delivery on the Closing Date to the Company if a minimum of [_____________] (or a larger number of) Shares are sold. Except as provided in this Subsection 2(a)(iii) , and in Sections 7, 8, and 10 hereof, the Company will not be under any liability to the Underwriter and the Underwriter will not be under any liability to the Company in the event that the Underwriter does not sell a minimum of 500,000 Shares within the Effective Period.

           (iv) The Company will pay the Underwriter, as compensation for its services hereunder, a commission of [$____] per share with respect to all Shares sold and for which payment is actually received by the Company, which compensation the Underwriter shall be entitled to deduct and retain from the proceeds of the sale for such Shares concurrently with transmittal of payment to the Company by the Escrow Agent.

              (b) Payment of the purchase price for, and delivery of certificates evidencing the Shares shall be made at the offices of RAS Securities Corp. at 2 Broadway, New York, New York 10004, or at such other place as shall be agreed upon by the Underwriter and the Company. Such delivery and payment shall be made at 10:00 a.m. (New York City time) on _________________ ___, 1996 or at such other time and date as shall be agreed upon by the Underwriter and the Company, but not less than three (3) nor more than ten (10) full business days after the effective date of the Registration Statement (such time and date of payment and delivery being herein called "Closing Date"). Delivery of the certificates for the Shares shall be made to the Underwriter against payment by the Underwriter of the purchase price for the Shares to the order of the Company by New York Clearing House Funds. Certificates for the Shares shall be in definitive, fully registered form, shall bear no restrictive legends and shall be in such denominations and registered in such names as the Underwriter may request in writing at least two
(2) business days prior to Closing Date. The certificates for the Shares shall be made available to the Underwriter at such office or such other place as the Underwriter may designate for inspection, checking and packaging no later than 9:30 a.m. on the last business day prior to Closing Date.

           3. Public Offering of the Shares. As soon after the Registration Statement becomes effective as the Representatives deem advisable, the Underwriters shall make a public offering of the Shares (other than to residents of or in any jurisdiction in which qualification of the Shares is required and has not become effective) at the price and upon the other terms set forth in the Prospectus. The Representatives may from time to time increase or decrease the public offering price after distribution of the Shares has been completed to such extent as the Representatives, in their sole discretion deem advisable. The Underwriters may enter into one of more agreements as the Underwriters, in each of their sole discretion, deem advisable with one or more broker- dealers who shall act as dealers in connection with such public offering.

           4. Covenants and Agreements of the Company. The Company covenants and agrees with the Underwriter as follows:

              (a) The Company shall use its best efforts to cause the Registration Statement and any amendments thereto to become effective as promptly as practicable and will not at any time, whether before or after the effective date of the Registration Statement, file any amendment to the Registration Statement or supplement to the Prospectus or file any document under the Acts or Exchange Act before termination of the offering of the Shares by the Underwriter of which the Underwriter shall not previously have been advised and furnished with a copy, or to which the Underwriter shall have objected or which is not in compliance with the Acts, the Exchange Act or the Rules and Regulations.

              (b) As soon as the Company is advised or obtains knowledge thereof, the Company will advise the Underwriter and confirm the notice in writing, (i) when the

Registration Statement, as amended, becomes effective, if the provisions of Rule 497 promulgated under the Act will be relied upon, when the Prospectus has been filed in accordance with said Rule 497 and when any post-effective amendment to the Registration Statement becomes effective, (ii) of the issuance by the Commission of any stop order or of the initiation, or the threatening, of any proceeding, suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of the Preliminary Prospectus or the Prospectus, or any amendment or supplement thereto, or the institution of proceedings for that purpose, (iii) of the issuance by the Commission or by any state securities commission of any proceedings for the suspension of the qualification of any of the Securities for offering or sale in any jurisdiction or of the initiation, or the threatening, of any proceeding for that purpose,
(iv) of the receipt of any comments from the Commission; and (v) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information. If the Commission or any state securities commission authority shall enter a stop order or suspend such qualification at any time, the Company will make every effort to obtain promptly the lifting of such order.

              (c) The Company shall file the Prospectus (in form and substance satisfactory to the Underwriter) or transmit the Prospectus by a means reasonably calculated to result in filing with the Commission pursuant to Rule 497 not later than the Commission's close of business on the earlier of
(i) the second business day following the execution and delivery of this Agreement and (ii) the third business day after the effective date of the Registration Statement.

              (d) The Company will give the Underwriter notice of its intention to file or prepare any amendment to the Registration Statement (including any post-effective amendment) or any amendment or supplement to the Prospectus (including any revised prospectus which the Company proposes for use by the Underwriter in connection with the offering of the Securities which differs from the corresponding prospectus on file at the Commission at the time the Registration Statement becomes effective, whether or not such revised prospectus is required to be filed pursuant to Rule 497 of the Rules and Regulations), and will furnish the Underwriter with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such prospectus to which the Underwriter or Kramer, Levin, Naftalis, Nessen, Kamin & Frankel ("Underwriter's Counsel"), shall reasonably object.

              (e) The Company shall endeavor in good faith, in cooperation with the Underwriter, at or prior to the time the Registration Statement becomes effective, to qualify the Securities for offering and sale under the securities laws of such jurisdictions as the Underwriter may designate to permit the continuance of sales and dealings therein for as long as may be necessary to complete the distribution, and shall make such applications, file such documents and furnish such information as may be required for such purpose; provided, however, the Company shall not be required to qualify as a foreign corporation or file a general or limited consent to service of process in any such jurisdiction. In each jurisdiction where such qualification shall be effected, the Company will, unless the Underwriter agrees that such action is not at the time necessary or advisable, use all reasonable efforts to file and make such statements or reports at such times as are or may reasonably be required by the laws of such jurisdiction to continue such qualification.

              (f) During the time when a prospectus is required to be delivered under the Acts, the Company shall comply with all requirements imposed upon it by the Acts and the Exchange Act, as now and hereafter amended and by the Rules and Regulations, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Securities in accordance with the provisions hereof and the Prospectus, or any amendments or supplements thereto. If at any time when a prospectus relating to the Securities is required to be delivered under the Acts, any event shall have occurred as a result of which, in the reasonable opinion of counsel for the Company or Underwriter' Counsel, the Prospectus, as then amended or supplemented, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Acts and the Rules and Regulations, the Company will notify the Underwriter promptly and prepare and file with the Commission an appropriate amendment or supplement in accordance with Section 10 of the Act, each such amendment or supplement to be satisfactory to Underwriter' Counsel, and the Company will furnish to the Underwriter copies of such amendment or supplement as soon as available and in such quantities as the Underwriter may request.

              (g) As soon as practicable, but in any event not later than 45 days after the end of the 12-month period beginning on the day after the end of the fiscal quarter of the Company during which the effective date of the Registration Statement occurs (90 days in the event that the end of such fiscal quarter is the end of the Company's fiscal year), the Company shall make generally available to its security holders, in the manner specified in Rule 158(b) of the Rules and Regulations, and to the Underwriter, an earnings statement which will be in the detail required by, and will otherwise comply with, the provisions of Section 11(a) of the Act and Rule 158(a) of the Rules and Regulations, which statement need not be audited unless required by the Act, covering a period of at least 12 consecutive months after the effective date of the Registration Statement.

              (h) During a period of five years after the date hereof, the Company will furnish to its stockholders, as soon as practicable, annual reports (including financial statements audited by independent public accountants) and unaudited quarterly reports of earnings, and will deliver to the Underwriter:

                  (i) concurrently with furnishing such quarterly reports to its stockholders, statements of income of the Company for each quarter in the form furnished to the Company's stockholders and certified by the Company's principal financial or accounting officer;

                 (ii) concurrently with furnishing such annual reports to its stockholders, a balance sheet of the Company as at the end of the preceding fiscal year, together with statements of operations, stockholders' equity, and cash flows of the Company for such fiscal year, accompanied by a copy of the certificate thereon of independent certified public accountants;

                (iii) as soon as they are available, copies of all reports (financial or other) mailed to stockholders;

                 (iv) as soon as they are available, copies of all reports and financial statements furnished to or filed with the Commission, the NASD or any securities exchange;

                  (v) every press release and every material news item or article of interest to the financial community in respect of the Company or its affairs which was released or prepared by or on behalf of the Company; and

                 (vi) any additional information of a public nature concerning the Company (and any future subsidiaries) or its businesses which the Underwriter may reasonably request.

              (i) The Company will maintain a Transfer Agent and, if necessary under the jurisdiction of incorporation of the Company, a Registrar (which may be the same entity as the Transfer Agent) for its Common Stock.

              (j) The Company will furnish to the Underwriter, without charge, at such place as the Underwriter may designate, copies of each Preliminary Prospectus, the Registration Statement and any pre-effective or post-effective amendments thereto (two of which copies will be signed and will include all financial statements and exhibits), the Prospectus, and all amendments and supplements thereto, including any Prospectus prepared after the effective date of the Registration Statement, in each case as soon as available and in such quantities as the Underwriter may reasonably request.

              (k) Neither the Company, the Adviser, nor any of their respective officers, directors, stockholders or affiliates (within the meaning of the Rules and Regulations) will take, directly or indirectly, any action designed to, or which might in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company.

              (l) The Company shall apply the net proceeds from the sale of the Securities in the manner, and subject to the conditions, set forth under "Use of Proceeds" in the Prospectus. No portion of the net proceeds will be used, directly or indirectly, to acquire any securities issued by the Company.

              (m) The Company shall timely file all such reports, forms or other documents as may be required (including, but not limited to, a Form SR as may be required pursuant to Rule 463 under the Act) from time to time, under the Act, the Exchange Act, the 1940 Act, the

Advisers Act and the Rules and Regulations, and all such reports, forms and documents filed will comply as to form and substance with the applicable requirements under the Act, the Exchange Act, the Advisers Act, the 1940 Act, and the Rules and Regulations.

              (n) The Company shall furnish to the Underwriter as early as practicable prior to each of the date hereof, the Closing Date and each Option Closing Date, if any, but no later than two (2) full business days prior thereto, a copy of the latest available unaudited interim financial statements of the Company (which in no event shall be as of a date more than thirty (30) days prior to the date of the Registration Statement) which have been read by the Company's independent public accountants, as stated in their letters to be furnished pursuant to Section 6(j) hereof.

              (o) For a period of five (5) years from the Closing Date, the Company shall furnish to the Underwriter at the Underwriter's reasonable request and at the Company's sole expense, (i) daily consolidated transfer sheets relating to the Shares, (ii) the list of holders of all of the Company's securities and (iii) a Blue Sky "Trading Survey" for secondary sales of the Company's securities prepared by counsel to the Company.

              (p) As soon as practicable, (i) but in no event more than five business days before the effective date of the Registration Statement, file a Form 8-A with the Commission providing for the registration under the Exchange Act of the Securities and (ii) but in no event more than 30 days from the effective date of the Registration Statement, take all necessary and appropriate actions to be included in Standard and Poor's Corporation Descriptions and Moody's Manual and to use its best efforts to continue such inclusion for a period of not less than seven (7) years.

              (q) Until the completion of the distribution of the Securities, the Company shall not without the prior written consent of the Underwriter and Underwriter's Counsel, issue, directly or indirectly any press release or other communication or hold any press conference with respect to the Company or its activities or the offering contemplated hereby, other than trade releases issued in the ordinary course of the Company's business consistent with past practices with respect to the Company's operations.

            [ (r)    For a period of three (3) years after the effective date
of the Registration Statement, the Underwriter shall have the right to designate one (1) individual for election to the Company's Board of Directors ("Board") and the Company shall use its best efforts to elect such individuals to the Board. In the event the Underwriter shall not have designated such individual at the time of any meeting of the Board or such person is unavailable to serve, the Company shall notify the Underwriter of each meeting of the Board and an individual designated by the Underwriter shall be permitted to attend all meetings of the Board and to receive all notices and other correspondence and communications sent by the Company to members of the Board. Such individual shall be reimbursed for all out-of-pocket expenses incurred in connection with his or her service on, or attendance at meetings of, the Board.]

            [ (s)    For a period of five (5) years after the effective date of the Registration Statement, the Underwriter shall have a preferential right on the terms and subject to the conditions set forth in this paragraph, to purchase for its account, or to sell for the account of the Company, any securities of the Company, with respect to which the Company may seek a sale of such securities; and the Company will consult with the Underwriter with regard to any such offering and will offer to the Underwriter the opportunity, on terms not more favorable to the Company than they can secure elsewhere, to purchase or sell any such securities. If the Underwriter fails to accept in writing such proposal made by the Company thereof within ten (10) business days after receipt of a notice contained in such proposal, then the Underwriter shall have no further claim or right with respect to the proposal contained in such notice. If, thereafter such proposal is modified, the Company shall again consult with the Underwriter in connection with such modification and shall in all respects have the same obligations and adopt the same procedures with respect to such proposal as are provided hereinabove with respect to the original proposal. In addition, the Underwriter shall have a preferential right, on the same terms and subject to the same conditions with respect to sales of securities of the Company set forth in this paragraph, with respect to any sale of securities by any business development company involved in restructurings of financially distressed companies that the Adviser or any of its affiliates, as such term is defined in Rule 405 promulgated under the Act, sponsors.]

           5.    Payment of Expenses.

              (a) The Company hereby agrees to pay on the Closing Date all expenses and fees (other than fees of Underwriter's Counsel, except as provided in (iv) below) incident to the performance of the obligations of the Company under this Agreement, including, without limitation, (i) the fees and expenses of accountants and counsel for the Company, (ii) all costs and expenses incurred in connection with the preparation, duplication, printing (including mailing and handling charges), filing, delivery and mailing (including the payment of postage with respect thereto) of the Registration Statement and the Prospectus and any amendments and supplements thereto and the printing, mailing (including the payment of postage with respect thereto) and delivery of this Agreement, the Selected Dealer Agreements, and related documents, including the cost of all copies thereof and of the Preliminary Prospectuses and of the Prospectus and any amendments thereof or supplements thereto supplied to the Underwriter and such dealers as the Underwriter may request, in quantities as hereinabove stated, (iii) the printing, engraving, issuance and delivery of the Shares, (iv) the qualification of the Shares under state or foreign securities or "Blue Sky" laws and determination of the status of such securities under legal investment laws, including the costs of printing and mailing the "Preliminary Blue Sky Memorandum," the "Supplemental Blue Sky Memorandum" and "Legal Investments Survey," if any, and disbursements and fees of counsel in connection therewith, (v) advertising costs and expenses, including but not limited to costs and expenses in connection with the "road show," information meetings and presentations, bound volumes and prospectus memorabilia and "tomb-stone" advertisement expenses, (vi) costs and expenses in connection with Company counsel's due diligence investigations, including but not limited to the fees of any independent counsel or consultant retained, (vii) fees and expenses of the transfer agent and registrar, (viii) applications for assignments of a rating of the Securities by qualified rating agencies, and (ix) the fees payable to the Commission and the NASD.

              (b) If this Agreement is terminated by the Underwriter in accordance with the provisions of Section 6 or Section 12, the Company shall reimburse and indemnify the Underwriter for all of its actual out-of-pocket expenses, including the fees and disbursements of Underwriter's Counsel.

              (c) The Company further agrees that, in addition to the expenses payable pursuant to subsection (a) of this Section 5, it will pay to the Underwriter on the Closing Date by certified or bank cashier's check to, at the election of the Underwriter, by deduction from the proceeds of the offering contemplated herein a non-accountable expense allowance equal to one-half of one percent (0.5%) of the gross proceeds received by the Company from the sale of the Shares.

           6. Conditions of the Underwriter' Obligations. The obligations of the Underwriter hereunder shall be subject to the continuing accuracy of the representations and warranties of the Company herein as of the date hereof and as of the Closing Date, as if they had been or his made on and as of the Closing Date; the accuracy on and as of the Closing Date of the statements of the officers of the Company made pursuant to the provisions hereof; and the performance by the Company on and as of the Closing Date of its covenants and obligations hereunder and to the following further conditions:

              (a) The Registration Statement shall have become effective not later than 12:00 p.m., New York time, on the date of this Agreement or such later date and time as shall be consented to in writing by the Underwriter and, at the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or shall be pending or contemplated by the Commission and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of Underwriter's Counsel.

              (b) The Underwriter shall not have advised the Company that the Registration Statement, or any amendment thereto, contains an untrue statement of fact which, in the Underwriter's opinion, is material, or omits to state a fact which, in the Underwriter's opinion, is material and is required to be stated therein or is necessary to make the statements therein not misleading, or that the Prospectus, or any supplement thereto, contains an untrue statement of fact which, in the Underwriter's opinion, is material, or omits to state a fact which, in the Underwriter's opinion, is material and is required to be stated therein or is necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

              (c) On or prior to the Closing Date, the Underwriter shall have received from Underwriter's Counsel, such opinion or opinions with respect to the organization of the Company, the validity of the Shares, the Registration Statement, the Prospectus and other related matters as the Underwriter may request and Underwriter's Counsel shall have received such papers and information as they request to enable them to pass upon such matters.

              (d) At Closing Date, the Underwriter shall have received the favorable opinion of Vinson & Elkins L.L.P., counsel to the Company, dated the Closing Date, addressed to the Underwriter and in form and substance satisfactory to Underwriter's Counsel, to the effect that:

                  (i) the Company (A) has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, and (B) has all requisite corporate power and authority, and has obtained any and all authorizations, approvals, orders, licenses, certificates, franchises and permits of and from all governmental or regulatory officials and bodies (including, without limitation, those having jurisdiction over environmental or similar matters), materially necessary to own or lease its properties and conduct its business as described in the Prospectus; the Company is not qualified as a foreign corporation in any jurisdiction (to such counsel's knowledge, there being no jurisdiction in which failure to so qualify would have a material adverse effect on the Company); to such counsel's knowledge, the Company has not received any notice of proceedings relating to the revocation or modification of any such authorization, approval, order, license, certificate, franchise, or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding would materially adversely affect the business, operations, condition, financial or otherwise, or the earnings, business affairs or prospects, properties, business or assets of the Company. The disclosures in the Registration Statement concerning the effects of federal, state and local laws, rules and regulations on the Company's business as currently conducted and as contemplated are correct in all material respects and do not omit to state a fact necessary to make the statements contained therein not misleading in light of the circumstances in which they were made.

                 (ii) to such counsel's knowledge, the Company does not own an interest in any other corporation, partnership, joint venture, trust or other business entity;

                (iii) the Company has a duly authorized, issued and outstanding capitalization as set forth in the Prospectus, and any amendment or supplement thereto, under "Capitalization," and, to such counsel's knowledge, the Company is not a party to or bound by any instrument, agreement or other arrangement providing for it to issue any capital stock, rights, warrants, options or other securities, except for this Agreement and as described in the Prospectus. The Shares, and all other securities issued or issuable by the Company, conform in all material respects to all statements with respect thereto contained in the Registration Statement and the Prospectus. All issued and outstanding securities of the Company have been duly authorized and validly issued and are fully paid and non-assessable; the holders thereof have no rights of rescission with respect thereto, and are not subject to personal liability under the laws of the State of Delaware as currently in effect by reason of being such holders; and none of such securities were issued in violation of the preemptive rights of any holders of any security of the Company. The Shares to be sold by the Company hereunder are not and will not be subject to any preemptive or other similar rights of any stockholder, have been duly authorized and, when issued, paid for and delivered in accordance with the terms hereof, will be validly issued, fully paid and non-assessable and conform to the description thereof contained in the Prospectus; the holders thereof will not be subject to any liability under the laws of the State of Delaware as currently in effect solely as such holders; all corporate action required to be taken for the authorization, issue and sale of the Shares has been duly and validly taken; and the certificates representing the Shares are in due and proper form. Upon the issuance and delivery pursuant to this Agreement of the Shares to be sold by the Company, the Underwriter will acquire good and marketable title to the Shares free and clear of any pledge, lien, charge, claim, encumbrance, pledge, security interest, or other restriction or equity of any kind whatsoever (except those arising out of acts or claims against the Underwriter). No transfer tax is payable by or on behalf of the Underwriter in connection with (A) the issuance by the Company of the Shares, (B) the purchase by the Underwriter of the Shares from the Company, (C) consummation by the Company of any of its obligations under this Agreement, or (D) resales of the Shares in connection with the distribution contemplated hereby.

                 (iv) the Registration Statement is effective under the Acts,and, to such counsel's knowledge, no stop order suspending the use of the Preliminary Prospectus, the Registration Statement or Prospectus or any part of any thereof or suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to the best of such counsel's knowledge, threatened or contemplated under the Acts;

                  (v) each of the Preliminary Prospectus, the Registration Statement, and the Prospectus and any amendments or supplements thereto (other than the financial statements and other financial and statistical data included therein, as to which no opinion need be rendered) comply as to form in all material respects with the requirements of the Acts and the Rules and Regulations.

                 (vi) to the best of such counsel's knowledge, (A) there are no agreements, contracts or other documents required by the Acts to be described in the Registration Statement and the Prospectus and filed as exhibits to the Registration Statement other than those described in the Registration Statement (or required to be filed under the Exchange Act if upon such filing they would be incorporated, in whole or in part, by reference therein) and the Prospectus and filed as exhibits thereto, and the exhibits which have been filed are correct copies of the documents of which they purport to be copies; (B) the descriptions in the Registration Statement and the Prospectus and any supplement or amendment thereto of contracts and other documents to which the Company is a party or by which it is bound, including any document to which the Company is a party or by which it is bound, incorporated by reference into the Prospectus and any supplement or amendment thereto, are accurate in all material respects and fairly represent the information required to be shown by Form N-2; (C) there is not pending or threatened against the Company any action, arbitration, suit, proceeding, inquiry, investigation, litigation, governmental or other proceeding (including, without limitation, those having jurisdiction over environmental or similar matters), domestic or foreign, pending or threatened against (or circumstances that may give rise to the same), or involving the properties or business of the Company which (1) is required to be disclosed in the Registration Statement which is not so disclosed (and such proceedings as are summarized in the Registration Statement are accurately summarized in all respects), (2) questions the validity of the capital stock of the Company or this Agreement or the Investment Advisory Agreement, or of any action taken or to be taken by the Company pursuant to or in connection with any of the foregoing; (D) no statute or regulation or legal or governmental proceeding required to be described in the Prospectus is not described as required; and (E) except as disclosed in the Prospectus, there is no action, suit or proceeding pending, or threatened, against or affecting the Company before any court or arbitrator or governmental body, agency or official (or any basis thereof known to such counsel) in which an adverse decision which may result in a material adverse change in the condition, financial or otherwise, or the earnings, position, prospects, stockholders' equity, value, operation, properties, business or results of operations of the Company, which could materially adversely affect the present or prospective ability of the Company to perform its obligations under this Agreement or the Investment Advisory Agreement, or which in any manner draws into question the validity or enforceability of this Agreement or the Investment Advisory Agreement;

                (vii) the Company has full legal right, power and authority to enter into each of this Agreement and the Investment Advisory Agreement, and to consummate the transactions provided for therein; and each of this Agreement and the Investment Advisory Agreement has been duly authorized, executed and delivered by the Company. Each of this Agreement and the Investment Advisory Agreement, assuming due authorization, execution and delivery by each other party thereto constitutes a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting enforcement of creditors' rights and the application of equitable principles in any action, legal or equitable, and except as rights to indemnity or contribution may be limited by applicable law), and none of the Company's execution or delivery of this Agreement or the Investment Advisory Agreement, its performance hereunder or thereunder, its consummation of the transactions contemplated herein or therein, or the conduct of its business as described in the Registration Statement, the Prospectus, and any amendments or supplements thereto, conflicts with or will conflict with or results or will result in any breach or violation of any of the terms or provisions of, or constitutes or will constitute a default under, or result in the creation or imposition of any lien, charge, claim, encumbrance, pledge, security interest, defect or other restriction or equity of any kind whatsoever upon, any property or assets (tangible or intangible) of the Company pursuant to the terms of, (A) the certificate of incorporation or by-laws of the Company, (B) any license, contract, indenture, mortgage, deed of trust, voting trust agreement, stockholders agreement, note, loan or credit agreement or any other agreement or instrument to which the Company is a party or by which it is or may be bound or to which any of its properties or assets (tangible or intangible) is or may be subject, or any indebtedness, or (C) any statute, judgment, decree, order, rule or regulation applicable to the

Company of any arbitrator, court, regulatory body or administrative agency or other governmental agency or body (including, without limitation, those having jurisdiction over environmental or similar matters), domestic or foreign, having jurisdiction over the Company or any of its activities or properties, except for conflicts, breaches, violations, defaults, creations or impositions which do not and would not have a material adverse effect on the Company.

               (viii) except as described in the Prospectus, no consent, approval, authorization or order, and no filing with, any court, regulatory body, government agency or other body (other than such as may be required under Blue Sky laws, as to which no opinion need be rendered) is required in connection with the issuance of the Shares pursuant to the Prospectus and the Registration Statement, the performance of this Agreement and the Investment Advisory Agreement and the transactions contemplated hereby and thereby;

                 (ix) to such counsel's knowledge, the properties and business of the Company conform to the description thereof contained in the Registration Statement and the Prospectus;

                  (x) to such counsel's knowledge, the Company is not in breach of, or in default under, any term or provision of any license, contract, indenture, mortgage, installment sale agreement, deed of trust, lease, voting trust agreement, stockholders' agreement, partnership agreement, note, loan or credit agreement or any other agreement or instrument evidencing an obligation for borrowed money, or any other agreement or instrument to which the Company is a party or by which any of the Company may be bound or to which the property or assets (tangible or intangible) of any of the Company is subject or affected, which could materially adversely affect the Company;

                 (xi) the statements in the Prospectus under "INVESTMENT OBJECTIVES AND POLICIES," "INVESTMENT OPERATIONS" "REGULATION," "MANAGEMENT," "CONFLICTS OF INTEREST," "CERTAIN TRANSACTIONS," "FEDERAL INCOME TAX MATTERS," and "DESCRIPTION OF CAPITAL STOCK," have been reviewed by such counsel, and insofar as they refer to statements of law, descriptions of statutes, licenses, rules or regulations or legal conclusions, are correct in all material respects;

                (xii) to such counsel's knowledge, except as described in the Prospectus, no person, corporation, trust, partnership, association or other entity has the right to include and/or register any securities of the Company in the Registration Statement, require the Company to file any registration statement or, if filed, to include any security in such registration statement;

               (xiii) to such counsel's knowledge, except as described in the Prospectus, there are no claims, payments, issuances, arrangements or understandings for services in the nature of a finder's or origination fee with respect to the sale of the Shares hereunder or any other arrangements, agreements, understandings, payments or issuances that may affect the Underwriter's compensation, as determined by the NASD;

                (xiv) The Company is duly registered with the Commission under the 1940 Act as a closed-end non-diversified investment company, and all action under the Acts necessary to make the public offering and consummate the sale of the Shares as provided in this Agreement has been taken by the Company. The provisions of the Certificate of Incorporation and Bylaws of the Company comply as to form in all material respects with the Acts and the Rules and Regulations; and

                 (xv) The statements set forth under the heading "Federal Income Tax Matters" in the Prospectus, insofar as such statements describe or summarize United States tax laws, doctrines or practices, fairly summarize the matters described therein in all material respects as of the date of the Prospectus.

           Such counsel shall state that such counsel has participated in conferences with officers and other representatives of the Company and representatives of the independent public accountants for the Company, at which conferences such counsel made inquiries of such officers, representatives and accountants and discussed the contents of the Preliminary Prospectus, the Registration Statement, the Prospectus, and related matters were discussed and, although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Preliminary Prospectus, the Registration Statement and Prospectus, on the basis of the foregoing, no facts have come to the attention of such counsel which lead them to believe that either the Registration Statement or any amendment thereto, at the time such Registration Statement or amendment became effective or the Preliminary Prospectus or Prospectus or amendment or supplement thereto as of the date of such opinion contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading (it being understood that such counsel need express no opinion with respect to the financial statements and schedules and other financial and statistical data included in the Preliminary Prospectus, the Registration Statement or Prospectus).

           In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws other than the laws of the United States and jurisdictions in which they are admitted, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance satisfactory to Underwriter's Counsel) of other counsel acceptable to Underwriter's Counsel, familiar with the applicable laws; (B) as to matters of fact, to the extent they deem proper, on certificates and written statements of responsible officers of the Company and certificates or other written statements of officers of departments of various jurisdictions having custody of documents respecting the corporate existence or good standing of the Company, provided that copies of any such statements or certificates shall be delivered to Underwriter's Counsel if requested. The opinion of such counsel for the Company shall state that the opinion of any such other counsel is in form satisfactory to such counsel and that the Underwriter and they are justified in relying thereon.

              (e) At Closing Date, the Underwriter shall have received the favorable opinion of Vinson & Elkins L.L.P., counsel to the Adviser, dated the Closing Date, addressed to the Underwriter and in form and substance satisfactory to Underwriter's Counsel, to the effect that

                  (i) The Adviser is duly registered as an investment adviser under the Advisers Act, and is not prohibited by the Advisers Act, the 1940 Act, or the Rules and Regulations thereunder from acting as contemplated by the Prospectus.

                 (ii) The Adviser has been duly organized and is validly existing as a corporation under the laws of the State of Delaware and is duly qualified as a foreign entity and in good standing in each other jurisdiction in which its ownership of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the Adviser, and the Adviser has full power and authority necessary to own or lease its properties and conduct its business as described in the Registration Statement and the Prospectus.

                (iii) The Adviser owns, possesses or has obtained and currently maintains all material governmental licenses, permits, consents, orders, approvals and other authorizations (collectively, the "Authorizations") as is necessary for the Adviser to carry on its business as Adviser to the Fund as set forth in and contemplated by the Registration Statement and Prospectus, except where the failure to own, possess or obtain such Authorizations would have a material adverse effect on the Adviser.

                 (iv) The Adviser has full power to enter into this Agreement and the Investment Advisory Agreement, and to carry out all the terms and provisions thereof to be carried out by it.

                  (v) Each of this Agreement and the Investment Advisory Agreement has been duly and validly authorized, executed and delivered by the Adviser; each of the Advisory Agreement and the Consulting Agreement complies in all material respects with all applicable provisions of the 1940 Act, the Advisers Act, and the Rules and Regulations thereunder, as the case may be; and, assuming due authorization, execution and delivery by the other parties thereto, each of this Agreement and the Investment Advisory Agreement constitutes a legal, valid and binding obligation of the Adviser enforceable in accordance with its terms subject, as to enforcement, to applicable bankruptcy, fraudulent transfer, moratorium, reorganization, insolvency or other similar laws relating to or affecting creditors' rights generally and to general equitable principles and except, with respect to this Agreement, as rights to indemnity and contribution thereunder may be limited by United States federal or state securities laws.

                 (vi) No consent, approval, authorization or order of any federal, Delaware or New York State court, governmental agency or body or securities exchange or securities association having jurisdiction over the Adviser, under the laws of the United States or the State of New York is required to be obtained by the Adviser for the performance by the Adviser of its obligations under this Agreement or the Investment Advisory Agreement, except such as have been obtained.

                (vii) Neither the execution and delivery of this Agreement or the Investment Advisory Agreement nor the performance by the Adviser of in obligations under such agreements, conflicts with, or results in a breach of, the Certificate of Incorporation or By-laws of the Adviser or, to such counsel's knowledge, any material agreement or instrument to which the Adviser is a party or by which the Adviser is bound which would have a material adverse effect on the ability of the Adviser to carry out its obligations under such agreements, or any law, rule or regulation (including without limitation, the 1940 Act, the Advisers Act and Rules and Regulations), or order of which we are aware, applicable to the Adviser of any federal, Delaware or New York state court, governmental instrumentality, stock exchange or association or arbitrator, material to the business of the Adviser.

               (viii) The description of the Adviser and its business in the Prospectus complies with the requirements of the Acts and the Rules and Regulations, and does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading in light of the circumstances under which they were made.

                 (ix) To the best of our knowledge, there is no action, suit or proceeding before or by any court or governmental agency or body, now pending or threatened against the Adviser that is required to be disclosed in the Prospectus or the Registration Statement (other than as disclosed therein) that might result in any material adverse change in the condition, financial or otherwise, or business affairs of the Adviser of the ability of the Adviser to perform its obligations under this Agreement or the Investment Advisory Agreement.

              (f) On or prior to the Closing Date, Underwriter's Counsel shall have been furnished such documents, certificates and opinions as they may reasonably require for the purpose of enabling them to review or pass upon the matters referred to in subsection (c) of this Section 6, or in order to evidence the accuracy, completeness or satisfaction of any of the representations, warranties or conditions of the Company, or herein contained.

              (g) Prior to the Closing Date: (i) there shall have been no adverse change nor development involving a prospective change in the condition, financial or otherwise, prospects, stockholders' equity or the business activities of the Company or the Adviser, whether or not in the ordinary course of business, from the latest dates as of which such condition is set forth in the Registration Statement and Prospectus; (ii) there shall have been no transaction, not in the ordinary course of business, entered into by the Company, from the latest date as of which the financial condition of the Company is set forth in the Registration Statement and Prospectus which is adverse to the Company; (iii) the Company shall not be in default under any provision of any instrument relating to any outstanding indebtedness; (iv) the Company shall not have issued any securities (other than the Securities) or declared or paid any dividend or made any distribution in respect of its capital stock of any class and there has not been any change in the capital stock or any change in the debt (long or short term) or liabilities or obligations of the Company (contingent or otherwise); (v) no material amount of the assets of the Company shall have been pledged or mortgaged, except as set forth in the Registration Statement and Prospectus; (vi) no action, suit or proceeding, at law or in equity, shall have been pending or threatened (or circumstances giving rise to same) against the Company or the Adviser, or affecting any of their respective properties or business before or by any court or federal, state or foreign commission, board or other administrative agency wherein an unfavorable decision, ruling or finding may adversely affect the business, operations, management prospects or financial condition or assets of the Company or the ability of the Adviser to fulfill its obligations under this Agreement or the Investment Advisory Agreement, except as set forth in the Registration Statement and Prospectus; and (vii) no stop order shall have been issued under the Acts and no proceedings therefor shall have been initiated, threatened or contemplated by the Commission.

              (h) At the Closing Date, the Underwriter shall have received a certificate of the principal executive officer and the chief financial or chief accounting officer of each of the Company and the Adviser, dated the Closing Date, to the effect that each of such persons has carefully examined the Registration Statement, the Prospectus and this Agreement, and that:

                  (i) The representations and warranties in this Agreement of the Company (with respect to certificates from Company and Adviser officers) and of the Adviser (with respect to the certificates from Adviser officers) are true and correct, as if made on and as of the Closing Date, and the Company (with respect to certificates from Company and Adviser officers) and the Adviser (with respect to certificates from Adviser officers) has complied with all agreements and covenants and satisfied all conditions contained in this Agreement on its part to be performed or satisfied at or prior to the Closing Date;

                 (ii) No stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued, and no proceedings for that purpose have been instituted or are pending or, to the best of each of such person's knowledge, after due inquiry are contemplated or threatened under the Acts;

                (iii) The Registration Statement and the Prospectus and, if any, each amendment and each supplement thereto, contain all statements and information required to be included therein, and none of the Registration Statement, the Prospectus nor any amendment or supplement thereto includes any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading and neither the Preliminary Prospectus or any supplement thereto included any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and

                 (iv) Since the dates as of which information is given in the Registration Statement and the Prospectus, (A) there must not have been any material change in the Shares or liabilities of the Company except as set forth in or contemplated by the Prospectus; (B) there must not have been any material adverse change in the general affairs, management, business, financial condition or results of operations of the Company or (with respect to the certificate of Adviser officers) the Adviser, whether or not arising from transactions in the ordinary course of business, as set forth in or contemplated by the Prospectus; (C) the Company must not have sustained any material loss or interference with its business from any court or from legislative or other governmental action, order or decree, whether foreign or domestic, or from any other occurrence, not described in the Registration Statement and Prospectus; and (D) there must not have occurred any event that makes untrue or incorrect in any material respect any statement or information contained in the Registration Statement or Prospectus or that is not reflected in the Registration Statement or Prospectus but should be reflected therein in order to make the statements or information therein, in light of the circumstances in which they were made, not misleading in any material respect.

References to the Registration Statement and the Prospectus in this subsection
(h) are to such documents as amended and supplemented at the date of such certificate.

              (i) By the Closing Date, the Underwriter will have received clearance from the NASD as to the amount of compensation allowable or payable to the Underwriter, as described in the Registration Statement.

              (j) At the time this Agreement is executed, the Underwriter shall have received a letter, dated such date, addressed to the Underwriter in form and substance satisfactory (including the non-material nature of the changes or decreases, if any, referred to in clause (iii) below) in all respects to the Underwriter and Underwriter' Counsel, from KPMG Peat Marwick
LLP:

                  (i) confirming that they are independent accountants with respect to the Company within the meaning of the Acts and the applicable Rules and Regulations;

                 (ii) stating that it is their opinion that the financial statements and supporting schedules of the Company included in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Acts and the Rules and Regulations thereunder and that the Underwriter may rely upon the opinion of KPMG Peat Marwick LLP with respect to the financial statements and supporting schedules included in the Registration Statement;

                (iii) stating that, on the basis of a limited review which included a reading of the latest available unaudited interim financial statements of the Company (with an indication of the date of the latest available unaudited interim financial statements), a reading of the latest available minutes of the stockholders and board of directors and the various committees of the boards of directors of the Company, consultations with officers and other employees of the

Company responsible for financial and accounting matters and other specified procedures and inquiries, nothing has come to their attention which would lead them to believe that (A) the unaudited financial statements and supporting schedules of the Company included in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the Acts and the Rules and Regulations or are not fairly presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements of the Company included in the Registration Statement, or (B) at a specified date not more than five (5) days prior to the effective date of the Registration Statement, there has been any change in the capital stock or long-term debt of the Company, or any decrease in the stockholders' equity or net current assets or net assets of the Company as compared with amounts shown in the July 26, 1995 balance sheet included in the Registration Statement, other than as set forth in or contemplated by the Registration Statement, or, if there was any change or decrease, setting forth the amount of such change or decrease;

                 (iv) setting forth, at a date not later than five (5) days prior to the effective date of the Registration Statement, the amount of liabilities of the Company;

                  (v) stating that they have compared specific dollar amounts, numbers of shares, percentages of revenues and earnings, statements and other financial information pertaining to the Company set forth in the Prospectus in each case to the extent that such amounts, numbers, percentages, statements and information may be derived from the general accounting records, including work sheets, of the Company and excluding any questions requiring an interpretation by legal counsel, with the results obtained from the application of specified readings, inquiries and other appropriate procedures (which procedures do not constitute an examination in accordance with generally accepted auditing standards) set forth in the letter and found them to be in agreement;

                 (vi) statements as to such other matters incident to the transaction contemplated hereby as the Underwriter may request.

              (k) On the Closing Date there shall have been duly tendered to the Underwriter the appropriate number of Shares.

              (l) No order suspending the sale of the Shares in any jurisdiction designated by the Underwriter pursuant to subsection (e) of
Section 4 hereof shall have been issued on the Closing Date, and no proceedings for that purpose shall have been instituted or shall be contemplated.

              (m) On or before the Closing Date, the Company shall have executed the Investment Advisory Agreement, substantially in the form filed as
Exhibit 10.2 to the Registration Statement, in final form and substance satisfactory to the Underwriter.

           If any condition to the Underwriter's obligations hereunder to be fulfilled prior to or at the Closing Date, is not so fulfilled, the Underwriter may terminate this Agreement or, if the Underwriter so elects, it may waive any such conditions which have not been fulfilled or extend the time for their fulfillment.

           7.    Indemnification.

              (a) Each of the Company and the Adviser, jointly and severally, will indemnify and hold harmless the Underwriter (for purposes of this Section 7 "Underwriter" shall include the officers, directors, partners, employees, agents and counsel of the Underwriter), and each person, if any, who controls the Underwriter ("controlling person") within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, from and against any and all losses, claims, damages, expenses or liabilities, joint or several (and actions in respect thereof), whatsoever (including but not limited to any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever), as such are incurred, to which the Underwriter or such controlling person may become subject under the Acts, the Exchange Act, the Advisers Act or any other statute or at common law or otherwise or under the laws of foreign countries, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained (i) in any Preliminary Prospectus, the Registration Statement or the Prospectus (as from time to time amended and supplemented); (ii) in any post-effective amendment or amendments or any new registration statement and prospectus in which is included securities of the Company issued or issuable upon exercise of the Securities; or (iii) in any application or other document or written communication (in this Section 7 collectively called "Application") executed by the Company or based upon written information furnished by the Company or the Adviser in any jurisdiction in order to qualify the Shares under the securities laws thereof or filed with the Commission, any securities commission or agency, or any securities exchange; or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of the Prospectus, in the light of the circumstances under which they were made), unless such statement or omission was made in reliance upon and in conformity with written information furnished to the Company with respect to the Underwriter by or on behalf of such Underwriter expressly for use in any Preliminary Prospectus, the Registration Statement or Prospectus, or any amendment thereof or supplement thereto, or in any Application, as the case may be.

           The indemnity agreement in this subsection (a) shall be in addition to any liability which the Company may have at common law or otherwise.

              (b) The Underwriter agrees to indemnify and hold harmless the Company, the Adviser, each of their respective directors, each of the Company's officers who has signed the Registration Statement, and each other person, if any, who controls the Company or the Adviser within the meaning of the Act, to the same extent as the foregoing indemnity from the Company and the Adviser to the Underwriter but only with respect to statements or omissions, if any, made in any Preliminary Prospectus, the Registration Statement or Prospectus or any amendment thereof or supplement thereto or in any Application made in reliance upon, and in strict conformity with, written information furnished to the Company with respect to the Underwriter by the Underwriter expressly for use in such Preliminary Prospectus, the Registration Statement or Prospectus or any amendment thereof or supplement thereto or in any such Application, provided that such written information or omissions only pertain to disclosures in the Preliminary Prospectus, the Registration Statement or Prospectus directly relating to the transactions effected by the Underwriter in connection with this offering. The Company and the Adviser each acknowledges that the statements with respect to the public offering of the Shares set forth under the heading "Underwriting" and the stabilization legend in the Prospectus have been furnished by the Underwriter expressly for use therein and constitute the only information furnished in writing by or on behalf of the Underwriter for inclusion in the Prospectus.

              (c)    Promptly after receipt by an indemnified party under this
Section 7 of notice of the commencement of any action, suit or proceeding, such indemnified party shall, if a claim in respect thereof is to be made against one or more indemnifying parties under this Section 7, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 7 except to the extent that it has been prejudiced in any material respect by such failure or from any liability which it may have otherwise). In case any such action is brought against any indemnified party, and it notifies an indemnifying party or parties of the commencement thereof, the indemnifying party or parties will be entitled to participate therein, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party.
Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by the indemnifying parties in connection with the defense of such action at the expense of the indemnifying party, (ii) the indemnifying parties shall not have employed counsel reasonably satisfactory to such indemnified party to have charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses of one additional counsel shall be borne by the indemnifying parties. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. Anything in this Section 7 to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent; provided, however, that such consent was not unreasonably withheld.

              (d) In order to provide for just and equitable contribution in any case in which (i) an indemnified party makes claim for indemnification pursuant to this Section 7, but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that the express provisions of this Section 7 provide for indemnification in such case, or (ii) contribution under the Act may be required on the part of any indemnified party, then each indemnifying party shall contribute to the amount paid as a result of such losses, claims, damages, expenses or liabilities (or actions in respect thereof) (A) in such proportion as is appropriate to reflect the relative benefits received by each of the contributing parties, on the one hand, and the party to be indemnified on the other hand, from the offering of the Shares or (B) if the allocation provided by clause (A) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause
(i) above but also the relative fault of each of the contributing parties, on the one hand, and the party to be indemnified on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages, expenses or liabilities, as well as any other relevant equitable considerations. In any case where the Company or the Adviser is a contributing party and the Underwriter is the indemnified party, the relative benefits received by the Company or the Adviser on the one hand, and the Underwriter, on the other, shall be deemed to be in the same proportion as the total net proceeds from the offering of the Securities (before deducting expenses) bear to the total underwriting discounts received by the Underwriter hereunder, in each case as set forth in the table on the Cover Page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Adviser, or by the Underwriter, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, expenses or liabilities (or actions in respect thereof) referred to above in this subdivision (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subdivision (d) the Underwriter shall not be required to contribute any amount in excess of the underwriting discount applicable to the Securities purchased by the Underwriter hereunder. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person, if any, who controls the Company within the meaning of the Act, each officer of the Company who has signed the Registration Statement, and each director of the Company shall have the same rights to contribution as the Company, subject in each case to this subparagraph (d). Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect to which a claim for contribution may be made against another party or parties under this subparagraph (d), notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have hereunder or otherwise than under this subparagraph (d), or to the extent that such party or parties were not adversely affected by such omission. The contribution agreement set forth above shall be in addition to any liabilities which any indemnifying party may have at common law or otherwise.

           8. Representations and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or contained in certificates of officers of the Company or the Adviser submitted pursuant hereto, shall be deemed to be representations, warranties and agreements at the Closing Date, and such representations, warranties and agreements of the Company and the respective indemnity agreements contained in
Section 7 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Underwriter, the Company, the Adviser, any controlling person of the Underwriter, the Company or the Adviser, and shall survive termination of this Agreement or the issuance and delivery of the Shares to the Underwriter.

           9. Effective Date. This Agreement shall become effective at 10:00 a.m., New York City time, on the next full business day following the date hereof, or at such earlier time after the Registration Statement becomes effective as the Underwriter, in it's sole discretion, shall release the Shares for the sale to the public; provided, however, that the provisions of Sections 5, 7 and 10 of this Agreement shall at all times be effective. For purposes of this Section 9, the Shares to be purchased hereunder shall be deemed to have been so released upon the earlier of dispatch by the Underwriter of telegrams to securities dealers releasing such shares for offering or the release by the Underwriter for publication of the first newspaper advertisement which is subsequently published relating to the Shares.

           10.   Termination.

              (a) Subject to subsection (b) of this Section 10, the Underwriter shall have the right to terminate this Agreement, (i) if any domestic or international event or act or occurrence has disrupted, or in the Underwriter's opinion will in the immediate future disrupt the financial markets; or (ii) any material adverse change in the financial markets shall have occurred; or (iii) if trading on the New York Stock Exchange, the American Stock Exchange, or in the over-the-counter market shall have been suspended, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required on the over-the-counter market by the NASD or by order of the Commission or any other government authority having jurisdiction; or (iv) if the United States shall have become involved in a war or major hostilities, or if there shall have been an escalation in an existing war or major hostilities or a national emergency shall have been declared in the United States; or (v) if a banking moratorium has been declared by a state or federal authority; or (vi) if a moratorium in foreign exchange trading has been declared; or (vii) if the Company shall have sustained a loss material or substantial to the Company by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act which, whether or not such loss shall have been insured, will, in the Underwriter's opinion, make it inadvisable to proceed with the delivery of the Securities; or (viii) if there shall have been such a material adverse change in the condition (financial or otherwise), business affairs or prospects of the Company or the Adviser, whether or not arising in the ordinary course of business, which would render, in the Underwriter's judgment, either of such parties unable to perform satisfactorily its respective obligations as by this Agreement, the Investment Advisory Agreement or the Registration Statement, or such material adverse change in the general market, political or economic conditions, in the United States or elsewhere as in the Underwriter's judgment would make it inadvisable to proceed with the offering, sale and/or delivery of the Shares.

              (b) If this Agreement is terminated by the Underwriter in accordance with the provisions of Section 10(a), the Company and the Adviser shall promptly reimburse and indemnify the Underwriter for all of its actual out-of-pocket expenses, including the fees and disbursements of counsel for the Underwriter (less amounts previously paid pursuant to Section 5(c) above). Notwithstanding any contrary provision contained in this Agreement, if this Agreement shall not be carried out within the time specified herein, or any extension thereof granted to the Underwriter, by reason of any failure on the part of the Company or the Adviser to perform any undertaking or satisfy any condition of this Agreement by it to be performed or satisfied (including, without limitation, pursuant to Section 6 or Section 12) then, the Company and the Adviser shall promptly reimburse and indemnify the Underwriter for all of its actual out-of-pocket expenses, including the fees and disbursements of counsel for the Underwriter (less amounts previously paid pursuant to Section 5(c) above). In addition, the Company shall remain liable for all Blue Sky counsel fees and expenses and Blue Sky filing fees. Notwithstanding any contrary provision contained in this Agreement, any election hereunder or any termination of this Agreement (including, without limitation, pursuant to Sections 6, 10, 11 and 12 hereof), and whether or not this Agreement is otherwise carried out, the provisions of Section 5 and Section 7 shall not be in any way affected by such election or termination or failure to carry out the terms of this Agreement or any part hereof.

           11. Default by the Company. If the Company shall fail at the Closing Date to deliver the number of Shares which it is obligated to deliver hereunder on such date, then this Agreement shall terminate without any liability on the part of the Underwriter, other than pursuant to Section 5,
Section 7 and Section 10 hereof. No action taken pursuant to this Section shall relieve the Company from liability, if any, in respect of such default.

           12. Notices. All notices and communications hereunder, except as herein otherwise specifically provided, shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication.

           Notices to the Underwriter shall be directed to the Underwriter at:

                     RAS Securities Corp.
                     2 Broadway
                     New York, New York 10004

                     Attention:  Eric Bashford

            with a copy to:

                     Kramer, Levin, Naftalis, Nessen, Kamin & Frankel 919 Third Avenue
                     New York, New York 10019
                     Attention:  Richard Marlin, Esq.

           Notices to the Company shall be directed to the Company at:

                     Sherry Lane Growth Fund, Inc.
                     320 South Boston, Suite 1000
                     Tulsa, Oklahoma 74103-3703
                     Attention:  Barry M. Davis

           with a copy to:

                     Vinson & Elkins, L.L.P.
                     1001 Fannin Street,  Suite 2300
                     Houston, Texas 77002-6760
                     Attention:  William G. Lee, Esq.

           13. Parties. This Agreement shall inure solely to the benefit of and shall be binding upon, the Underwriter, the Company and the controlling persons, directors and officers referred to in Section 7 hereof, and their respective successors, legal representatives and assigns and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provisions herein contained. No purchaser of Shares from the Underwriter shall be deemed to be a successor by reason merely of such purchase.

           14. Construction. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York without giving effect to the choice of law or conflict of laws principles.

           15. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which taken together shall be deemed to be one and the same instrument.

           16. Entire Agreement; Amendments. This Agreement constitutes the entire agreement of the parties hereto and supersede all prior written or oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may not be amended except in a writing, signed by the Underwriter and the Company.

           If the foregoing correctly sets forth the understanding between the Underwriter and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us.

                                       Very truly yours,

                                       SHERRY LANE GROWTH FUND, INC.

                                       By:______________________________________
                                          Name:
                                          Title:

                                       SHERRY LANE CAPITAL ADVISORS, INC.

                                       By:______________________________________
                                          Name:
                                          Title:

Confirmed and accepted as of
the date first above written


RAS SECURITIES CORP.

By:_____________________________
   Name:
   Title: